Exhibit 10.1

SUBSCRIPTION AGREEMENT

(United States Dollar)

TO: ELYS GAME TECHNOLOGY, CORP.

RE: PURCHASE OF UNITS OF ELYS GAME TECHNOLOGY, CORP.

Subject to the terms and conditions contained in this subscription agreement, including the terms and conditions set forth in Schedule “A” hereto, the undersigned (the “ Purchaser ”), hereby irrevocably subscribes for and agrees to purchase the number of units (the “ Units ” or the “ Purchased Securities ”) of ELYS GAME TECHNOLOGY, CORP. (the “Company” or “ Corporation ”) as set forth below at a purchase price of US$1,000 per Unit (the “ Purchase Price ”).

_____________________________________

( Name of Purchaser – please print)

By: __________________________________

( Authorized Signature )

_____________________________________

( Please print name of individual whose signature appears above if different than the name of the Purchaser printed above.)

_____________________________________

( Subscriber’s Address )

______________________________________

( Telephone Number )

______________________________________

( Fax Number)

______________________________________

( Email Address )

Register the Purchased Securities as set forth below:

____________________________________

( Name )

____________________________________

( Account reference, if applicable )

____________________________________

( Address )

____________________________________

Number of Units:_________________________

Aggregate Purchase Price: US$_____________

If the Purchaser is signing as finder for a principal and the Purchaser is not a trust company or a portfolio manager, in either case, purchasing as trustee or finder for accounts fully managed by it, complete the following:

_______________________________________

( Name of Principal )

___________________________________

( Principal’s Address )

Deliver the Purchased Securities as set forth below:

____________________________________

( Name )

____________________________________

( Account reference, if applicable )

____________________________________

( Contact Name )

____________________________________

( Address )

____________________________________

( Telephone Number )

SUBSCRIPTION AGREEMENT

(United States Dollar)

(Cont’d)

The Purchased Securities form part of a larger offering of up to 2,000 Units by the Corporation (the “ Offering ”) to close on or about January 30, 2023 or such other date mutually agreed between the Purchaser and the Corporation (the “ Closing Date ”). The maximum Offering will result in gross proceeds to the Corporation of up to US$2,000,000. The Corporation may, at its discretion, elect to complete the Offering for proceeds of less than or more than US$2,000,000 or less than or more than 2,000 Units and in one or more tranches.

Each Unit is comprised of (i) a Debenture of the Corporation in a principal amount of US$1,000 with a term of three (3) years from the date of issuance (the “ Maturity Date ”) and bearing interest at the rate of twelve (12%) percent per annum (the “ Debenture ”), and (ii) 1,000 common share purchase warrants of the Corporation (the “ Warrants ”).

Subject to the Exchange Cap as set out in Schedule B, the whole or any part of the principal amount of the Debenture plus any accrued and unpaid interest may be convertible at the option of the Debenture holder into common shares of the Corporation at a price equal to the volume weighted average price per share (calculated to the nearest one-hundredth of one cent) of the Company common stock on the Nasdaq stock market for the period of twenty consecutive trading days beginning on the twenty-third trading day immediately preceding the Closing Date and concluding at the close of trading on the third trading day immediately preceding the Closing Date, subject to adjustment as provided in the Debenture, at any time up to the Maturity Date (the “ Conversion Price ”) provided that the Corporation may accelerate this right of conversion on at least ten (10) business days prior written notice to the Holder if there is an effective Registration Statement registering, or a current prospectus available for, the resale of the common shares issuable on the conversion and (i) the closing price of the Corporation’s common shares exceeds two hundred (200%) per cent of the Conversion Price for five (5) trading days in a thirty (30) day period or (ii) the Corporation wishes to redeem or pre-pay the Debentures prior to the Maturity Date.

Subject to the Exchange Cap as set out in Schedule C, each one Warrant will entitle the holder to acquire one (1) common share of the Corporation within sixty (60) months from the Closing Date and each Warrant will have an exercise price equal to the volume weighted average price per share (calculated to the nearest one-hundredth of one cent) of the Company common stock on the Nasdaq stock market for the period of twenty consecutive trading days beginning on the twenty-third trading day immediately preceding the Closing Date and concluding at the close of trading on the third trading day immediately preceding the Closing Date, subject to adjustment as provided in the Warrant (the “ Exercise Price ”) and each Warrant may be exercised either by a cash payment of the Exercise Price or by a cashless exercise on the terms set out in the Warrant Certificate. The Corporation may accelerate the right to exercise the Warrant on at least ten (10) business days prior written notice to the Holder if there is an effective Registration Statement registering, or a current prospectus available for, the resale of the common shares issuable on exercise of the Warrant and the closing price of the Corporation’s common shares exceeds two hundred (200%) per cent of the Exercise Price for five (5) trading days in a thirty (30) day period.

The Purchased Securities form part of a larger offering of up to 2,000 Units by the Corporation (the “ Offering ”) to close on or about January ___, 2023 or such other date mutually agreed between the Purchaser and the Corporation (the “ Closing Date ”). The maximum Offering will result in gross proceeds to the Corporation of up to US$2,000,000. The Corporation may, at its discretion, elect to complete the Offering for proceeds of less than or more than US$2,000,000 or less than or more than 2,000 Units and in one or more tranches.

Each Unit is comprised of (i) a Debenture of the Corporation in a principal amount of US$1,000 with a term of three (3) years from the date of issuance (the “ Maturity Date ”) and bearing interest at the rate of twelve (12%) percent per annum (the “ Debenture ”), and (ii) 1,000 common share purchase warrants of the Corporation (the “ Warrants ”).

The whole or any part of the principal amount of the Debenture plus any accrued and unpaid interest may be convertible at the option of the Debenture holder into common shares of the Corporation at a price (the “ Conversion Price ”) equal to the closing price of the Company common stock on the Nasdaq stock market on the Closing Date, subject to adjustment as provided in the Debenture, at any time up to the Maturity Date provided that the Corporation may accelerate this right of conversion on at least ten (10) business days prior written notice to the Holder if there is an effective Registration Statement registering, or a current prospectus available for, the resale of the common shares issuable on the conversion and (i) the closing price of the Corporation’s common shares exceeds two hundred (200%) per cent of the Conversion Price for five (5) trading days in a thirty (30) day period or (ii) the Corporation wishes to redeem or pre-pay the Debentures prior to the Maturity Date.

Each one Warrant will entitle the holder to acquire one (1) common share of the Corporation within sixty (60) months from the Closing Date and each Warrant will have an exercise price equal to the closing price of the Company common stock on the Nasdaq stock market on the Closing Date, subject to adjustment as provided in the Warrant (the “ Exercise Price ”) and each Warrant may be exercised either by a cash payment of the Exercise Price or by a cashless exercise on the terms set out in the Warrant Certificate. The Corporation may accelerate the right to exercise the Warrant on at least ten (10) business days prior written notice to the Holder if there is an effective Registration Statement registering, or a current prospectus available for, the resale of the common shares issuable on exercise of the Warrant and the closing price of the Corporation’s common shares exceeds two hundred (200%) per cent of the Exercise Price for five (5) trading days in a thirty (30) day period.

The Terms and Conditions of Subscription for Units is attached hereto as SCHEDULE “A”, the form of the Debenture is attached hereto as SCHEDULE “B”, the form of Warrant is attached hereto as SCHEDULE “C” and the Accredited Investor Certificate is attached hereto as SCHEDULE “D” for U.S. Subscribers and SCHEDULE “E” for Canadian Subscribers. All dollar amounts referred to in this agreement are in United States Dollars unless otherwise noted.

ACCEPTANCE: The Corporation hereby (i) accepts the above subscription subject to the terms and conditions contained in this subscription agreement; and (ii) agrees that the Purchaser shall be entitled to rely on such representations and warranties of the Corporation contained in the subscription agreement.

ELYS GAME TECHNOLOGY, CORP.

Date: January __, 2023

Per:________________________________

Michele Ciavarella, Executive Chairman

SCHEDULE “A”

TERMS AND CONDITIONS OF

SUBSCRIPTION FOR UNITS OF

ELYS GAME TECHNOLOGY, CORP.

1.	Description of Debentures

The debenture forming part of the Purchased Securities (the “ Debenture ” ) shall be governed by provisions of the Debenture of the Corporation, the form of which is annexed hereto as Schedule “B”. The Debentures yield interest at the rate of twelve (12%) percent per annum compounded annually and payable on maturity of the Debentures. The Debentures mature three (3) years from the date of issue provided that the Corporation may, on ten (10) business days prior written notice to the holder redeem or prepay all or any part of the Debenture prior to maturity without notice or penalty, except that the Debenture is not redeemable by the Corporation for a period of six (6) months from the commencement date. The Debentures are unsecured obligations of the Corporation and shall rank pari passu with each other. Subject to the Exchange Cap as set out in Schedule B, the principal amount of the Debenture plus any accrued and unpaid interest shall be convertible in whole or in part at the option of the holder at a price equal to the volume weighted average price per share (calculated to the nearest one-hundredth of one cent) of the Company common stock on the Nasdaq stock market for the period of twenty consecutive trading days beginning on the twenty-third trading day immediately preceding the Closing Date and concluding at the close of trading on the third trading day immediately preceding the Closing Date per share, subject to adjustment as provided in the Debenture, at any time up to the Maturity Date as more specifically set out in the Debenture (the “ Conversion Price ”)provided that the Corporation may accelerate this right of conversion on at least ten (10) business days prior written notice to the holder if there is an effective Registration Statement registering, or a current prospectus available for, the resale of the common shares issuable on the conversion and (i) the closing price of the Corporation’s common stock exceeds two hundred (200% ) per cent of the Conversion Price for five (5) trading days in a thirty (30) day period or (ii) the Corporation wishes to redeem or pre-pay the Debentures prior to the Maturity Date.

2.	Description of Warrants

The warrants forming part of the Purchased Securities (the “ Warrants ”) shall be governed by the provisions of warrant certificates (the “ Warrant Certificates ”) of the Corporation, the form of which is annexed hereto as Schedule “C”. Subject to adjustment as provided in the Warrant Certificates, each Warrant shall entitle the holder thereof to acquire one common share of the Corporation at any time on or before 5:00 p.m. (New York time) on the date that is sixty (60) months from the Closing Date (the “ Warrant Shares ”). Subject to the Exchange Cap as set out in Schedule C, each one Warrant will have an exercise price equal to the volume weighted average price per share (calculated to the nearest one-hundredth of one cent) of the Company common stock on the Nasdaq stock market for the period of twenty consecutive trading days beginning on the twenty-third trading day immediately preceding the Closing Date and concluding at the close of trading on the third trading day immediately preceding the Closing Date, subject to adjustment as provided in the Warrant Certificates (the “ Exercise Price ”) and each Warrant may be exercised either by a cash payment of the Exercise Price or by a cashless exercise on the terms set out in the Warrant Certificate if and only if there is no effective Registration Statement after six months from the Closing Date. The Warrant exercise may be accelerated by the Corporation if the closing price of the Corporation’s common stock exceeds 200% of the Exercise Price for five (5) trading days in a 30 day period at any time up to the expiration date as more specifically set out in the Warrant Certificate and there is an effective Registration Statement registering, or a current prospectus available for, the resale of the Warrant Shares.

3.	Description of the Restricted Common Shares

None of the shares of common stock to which this subscription agreement relates (the “ Subscription Shares ”) have been registered under the United States Securities Act of 1933, as amended (the " US Securities Act "), or any U.S. state securities laws, and, unless so registered, none may be offered or sold, directly or indirectly, in the United States or to U.S. persons (as defined herein) except in accordance with the provisions of Regulation S under the US Securities Act, pursuant to an effective registration statement under the US Securities Act, or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the US Securities Act and in each case only in accordance with applicable state securities laws, or an opinion of counsel satisfactory to the corporation that such registration or qualification is not required.

4.	Acknowledgments re: Hold Periods and Resale Restrictions

The Purchaser on its own behalf and (if applicable) on behalf of others for whom it is contracting hereunder, understands and acknowledges the following:

(a)	The Debentures, Warrants and Subscription Shares (collectively, the “ Purchased Securities ”) are subject to statutory hold periods or resale restrictions and the Warrants forming part of the Purchased Securities, the Warrant Shares and the Subscription Shares and the shares issued on the conversion of the Debentures (Warrants, Warrant Shares, Subscription Shares and shares issued on conversion of the Debenture being collectively referred to herein as the “ Underlying Securities ”) will be subject to statutory hold periods or resale restrictions;

(b)	The Purchaser, and (if applicable) others on whose behalf the Purchaser is contracting hereunder, have been advised to consult their own legal advisers in connection with any applicable statutory hold periods and resale restrictions relating to the Purchased Securities and the Underlying Securities and no representation has been made respecting applicable statutory hold periods or resale restrictions relating to such securities;
(c)	The Certificates representing the Purchased Securities and the Underlying Securities may be endorsed with a legend setting out resale restrictions under applicable securities legislation;

(d)	The Purchaser, and (if applicable) others on whose behalf the Purchaser is contracting hereunder, are solely responsible (and the Corporation is not in any way responsible) for compliance with applicable hold periods and resale restrictions, including without limitation the filing of any documentation and, if applicable, the payment of any fees with any applicable securities regulatory authority, and the Purchaser, and (if applicable) others on whose behalf the Purchaser is contracting hereunder, are aware that the Purchaser, and (if applicable) such others, may not be able to resell the Purchased Securities or the Underlying Securities, except in accordance with limited exceptions under applicable securities legislation and regulatory policies and the Purchaser and, if applicable, others on whose behalf the Purchaser is contracting hereunder, will not sell, resell or otherwise transfer the Purchased Securities or the Underlying Securities, except in compliance with applicable laws; and

(e)	No market currently exists for the Warrants and no liquid market may exist for the Underlying Securities.

5.	Delivery and Payment

Unless other arrangements are agreed by the Corporation, the following must be delivered to you or your broker, not later than 5:00 p.m. (New York time) on the day immediately preceding the Closing Date:

(a)	One signed copy of this subscription agreement with the relevant “accredited investor” certification completed in Schedule “D” or Schedule “E”, as applicable to U.S. and Canadian Subscribers respectively;

(b)	The aggregate Purchase Price payable for the Purchased Securities by way of a certified check or bank draft payable to the Corporation or your broker; and

(c)	Such other documents as may be required pursuant to terms of this subscription agreement.

6.	Closing

This subscription is subject to acceptance by the Corporation, as described below. A Debenture and a Warrant Certificate endorsed by the Corporation representing part of the Purchased Securities will be available for delivery to the Purchaser, on the Closing Date against payment of the aggregate Purchase Price for the Purchased Securities and a certificate representing part of the Purchased Securities will be available for delivery to the Purchaser approximately fifteen (15) days after the Closing Date.

7.	Acceptance Subscription

This subscription may be accepted in whole only and the right is reserved to the Corporation to refuse to accept any subscription. Confirmation of acceptance or rejection of this subscription will be forwarded to the Purchaser promptly after the acceptance or rejection of this subscription by the Corporation. If this subscription is rejected, the Purchaser understands that any certified check, bank draft, wire transfer or other method of payment delivered by the Purchaser to the broker or the Corporation c/o the law firm of Beard Winter LLP representing the Purchase Price will be promptly returned to the Purchaser without interest or deduction.

8.	Acknowledgments re: Prospectus Exemptions, etc.

The Purchaser acknowledges and agrees, on its own behalf and (if applicable) on behalf of others for whom the Purchaser is contracting hereunder, that the sale of the Purchased Securities to the Purchaser, or (if applicable) to such others, is conditional upon, among other things, such sale being exempt from the requirement to file a prospectus or deliver an offering memorandum in respect of such sale or upon the issuance of such rulings, orders, consents or approvals as may be required to permit such sale without complying with the requirement to file a prospectus or deliver an offering memorandum.

The Purchaser also acknowledges and agrees, on its own behalf and (if applicable) on behalf of others for whom it is contracting hereunder, that: (i) the Purchaser, and (if applicable) such others have not received, requested or been provided with, nor have any need to receive, a prospectus, offering memorandum, sales or advertising literature or similar disclosure document relating to the Offering and/or the business and affairs of the Corporation and that the decision to enter into this subscription agreement and purchase the Purchased Securities has not been based upon any verbal or written representation as to fact or otherwise made by or on behalf of the Corporation or any officer, director, employee or agent of the Corporation and that such decision is based entirely upon the form of Debenture attached as Schedule “B” and the form of Warrant Certificate attached as Schedule “C” to this subscription agreement and information set out in this subscription agreement, (ii) there has not been any advertisement of the Purchased Securities in printed public media, radio, television or telecommunications, including electronic display such as the Internet; and (iii) Beard Winter LLP is acting as counsel to the Corporation and is not acting as counsel to the Purchasers of Purchased Securities. The Purchaser acknowledges that the Corporation may be required by law to provide applicable securities regulatory authorities with a list setting forth the identities of the beneficial purchasers of the Purchased Securities and the Purchaser agrees to use its best efforts to comply with such laws, if required.

The Purchaser, on its own behalf and (if applicable on behalf of others for whom the Purchaser is contracting hereunder, understands and acknowledges that: (i) the Purchased Securities have not been nor will be registered under the United States Securities Act of 1933, as amended (the “ US Securities Act ”) nor any applicable state securities laws and may not be offered or sold or re-offered or resold, directly or indirectly, in the United States or to any United States person (as defined in Regulation S under the U.S. Securities Act, a “ U.S. Person ”), unless such securities have been registered under the U.S. Securities Act, and any applicable state securities laws, or are otherwise exempt from such registration; and (ii) certificates representing the Purchased Securities may bear a legend to such effect.

9.	Conditions to Closing

The Purchaser acknowledges and agrees that as the Offering will not be qualified by a prospectus, the Offering is subject to the condition that the Purchaser, or (if applicable) others for whom the Purchaser is contracting hereunder, execute and return to the Corporation, as applicable, all relevant documentation required by applicable securities legislation, regulations, rules and policies.

10.	Representations, Warranties and Covenants of the Purchaser

The Purchaser, on its own behalf and (if applicable) on behalf of others for whom the Purchaser is contracting hereunder, represent, warrant and covenant to and with the Corporation (and acknowledges that the Corporation, and its counsel are relying thereon) as follows:

(a)	Jurisdiction of Residence – the Purchaser, or (if applicable) any beneficial purchaser for whom the Purchaser is contracting hereunder, is resident in the jurisdiction set forth on the first page of this agreement and the purchase by and sale to the Purchaser, or any such beneficial purchaser, of the Purchased Securities is being made in accordance with the applicable securities legislation of such jurisdiction;

(b)	Prospectus Exempt Purchase –if the Purchaser or (if applicable) any beneficial purchaser for whom the Purchaser is contracting hereunder, is resident in a state of the United States of America or Canada, or is otherwise subject to the securities laws of any US state, the Purchaser, on its own behalf and (if applicable) on behalf of any such beneficial purchaser makes the representations, warranties and covenants set out in Schedule “D” or Schedule “E”, to this subscription agreement, as applicable, with the Corporation and the Purchaser, and (if applicable) any such beneficial purchaser, may avail itself of one or more of the categories of prospectus exempt purchasers listed in Schedule “D” or Schedule “E” as applicable;

(c)	Agent Purchasing for Principal(s) – if the Purchaser is acting as agent for one or more beneficial purchasers: (i) each such beneficial purchaser is purchasing as principal for its own account and not for the benefit of any other person; and (ii) each such principal can, and does, make the representations, warranties and covenants set out herein as are applicable to such principal by virtue of its jurisdiction of residence or by virtue of it being subject to the applicable securities legislation of such jurisdiction, and (if applicable) any beneficial purchaser for whom the Purchaser is contracting hereunder, acknowledges that such schedule forms part of and is incorporated into this subscription agreement;

(d)	Capacity – (i) if the Purchaser, or (if applicable) any beneficial purchaser for whom the Purchaser is contracting hereunder, is an individual, the Purchaser, or such beneficial purchaser, as the case may be, has attained the age of majority and is legally competent to execute this subscription agreement and to perform all actions required pursuant hereto; (ii) if the Purchaser, or any beneficial purchaser for whom the Purchaser is acting, is a corporation, partnership, unincorporated association or other entity, the Purchaser, or such beneficial purchaser, as the case may be, has the legal capacity and competence to enter into and be bound by this subscription agreement and to take all actions required pursuant thereto and the Purchaser further certifies that all necessary approvals of directors, shareholders or otherwise have been given and obtained;

(e)	Authority – (i) if the Purchaser is acting as agent for one or more beneficial purchasers, the Purchaser is duly authorized to execute and deliver this subscription agreement and all other necessary documentation in connection with such subscription on behalf of each such principal and this subscription agreement has been duly authorized, executed and delivered by the Purchaser on behalf of each such principal; and (ii) the entering into of this subscription agreement and the completion of the transactions contemplated herein will not result in the violation of any of the terms and provisions of any law applicable to, or the constating documents of, the Purchaser or of any beneficial purchaser for whom the Purchaser is acting or of any agreement, written or oral, to which the Purchaser or any beneficial purchaser for whom the Purchaser is acting is a party or by which the Purchaser or such beneficial purchaser is bound;

(f)	Enforceability – this subscription agreement has been duly and validly authorized, executed and delivered by the Purchaser (on its own behalf and, if applicable, on behalf of any beneficial purchaser) and, upon acceptance by the Corporation this subscription agreement will constitute a legal, valid and binding contract of the Purchaser, or (if applicable) any beneficial purchaser for whom the Purchaser is acting, enforceable against the Purchaser, or (if applicable) any such beneficial purchasers, in accordance with its terms;

(g)	Purpose – If the purchaser is not an individual, the Purchaser has not been created solely or primarily to use exemptions from the registration and prospectus exemptions under applicable securities legislation and has a pre-existing purpose other than to use such exemptions;

(h)	No Representation re: Resale, Refund, Future Price or Listing – no person has made any written or oral representation to us:

(i) That any person will resell or repurchase the Purchased Securities;

(ii) That any person will refund the Purchaser Price other than as may be provided in this subscription agreement; or

(iii) Relating to the future price or value of the Purchased Securities;

(i)	Investment Experience – the Purchaser, or (if applicable) any beneficial purchaser for whom the Purchaser is contracting hereunder, has knowledge and experience with respect to investments of this type and the Purchaser, or (if applicable) any such beneficial purchaser, is capable of evaluating the merits and risks thereof and obtaining competent independent business, legal and tax advice regarding this investment;

(j)	Proceeds of Crime - The funds representing the subscription amount which will be advanced by the Purchaser, or (if applicable) any beneficial purchaser for whom the Purchaser is contracting hereunder, to the Corporation hereunder will not represent proceeds of crime for the purposes of the Proceeds of Crime (Money Laundering) Act (Canada) or any laws relating to money laundering in the United States or any other jurisdiction (collectively, the " PCMLA ") and the Purchaser, or (if applicable) any beneficial purchaser for whom the Purchaser is contracting hereunder, acknowledges that the Corporation may in the future be required by law to disclose the Purchaser's, or (if applicable) any beneficial purchaser for whom the Purchaser is contracting hereunder, name and other information relating to this Subscription Agreement and the Purchaser's, or (if applicable) any beneficial purchaser for whom the Purchaser is contracting hereunder, subscription hereunder, on a confidential basis, pursuant to the PCMLA. To the best of its knowledge (a) no portion of the subscription amount to be provided by the Purchaser, or (if applicable) any beneficial purchaser for whom the Purchaser is contracting hereunder, (i) has been or will be derived from or related to any activity that is deemed criminal under the law of Canada, the United States, or any other jurisdiction, or (ii) is tendered on behalf of a person or entity who has not been identified to the Purchaser, or (if applicable) any beneficial purchaser for whom the Purchaser is contracting hereunder. The Purchaser, or (if applicable) any beneficial purchaser for whom the Purchaser is contracting hereunder, shall promptly notify the Corporation if the Purchaser, or (if applicable) any beneficial purchaser for whom the Purchaser is contracting hereunder, discovers that any of such representations ceases to be true, and to provide the Corporation with appropriate information in connection therewith; and

(k)	Additional Filings - The Purchaser, or (if applicable) any beneficial purchaser for whom the Purchaser is contracting hereunder, shall execute, deliver, file and otherwise assist the Corporation with filing all documentation required by the applicable securities laws and any other applicable securities legislation to which the Purchaser, or (if applicable) any beneficial purchaser for whom the Purchaser is contracting hereunder, may be subject, within the time limits prescribed to permit the subscription for and issuance of, the Units and thereafter for any subsequent exchange thereof.

The Purchaser acknowledges that the representations, warranties and covenants made by the Purchaser in this Subscription Agreement are made by the Purchaser with the intent that they may be relied upon by the Corporation and its counsel to, among other things, determine the eligibility of the Purchaser, or (if applicable) the eligibility of others on whose behalf the Purchaser is contracting hereunder, to purchase the Purchased Securities under relevant securities legislation including, without limitation, the availability of exemptions from the registration and prospectus requirements of applicable securities legislation in connection with the issuance of the Purchased Securities to the Purchaser. The Purchaser further agrees that by accepting the Purchased Securities on the Closing Date the Purchaser shall be representing and warranting that such representations, warranties and covenants are true as at the Closing Date, with the same force and effect as if they had been made by the Purchaser on such date. The Purchaser undertakes to immediately notify the Corporation of any change in any statement or other information relating to the Purchaser or others on whose behalf the Purchaser is contracting set forth herein that takes place prior to Closing.

11.	Representations, Warranties and Covenants of the Corporation

The Corporation hereby represents, warrants and covenants to the Purchaser (and/or to any others on whose behalf the Purchaser is contracting hereunder), that as of the date of this Subscription Agreement and as of the Closing Date:

(b)	The Corporation is a valid and subsisting corporation duly incorporated and in good standing under the laws of its jurisdiction of incorporation;
(c)	The Corporation will reserve and set aside a sufficient number of authorized and unissued Common Shares of the Corporation to issue to the Purchaser the Common Shares issuable in connection with the exercise of the Warrants and such Common Shares will, when issued and delivered upon such exercise, be duly and validly issued as fully paid and non-assessable shares of the Corporation;

(d)	This Subscription Agreement and the Offering have been duly authorized by all necessary corporate action on the part of the Corporation and constitute valid obligations of the Corporation legally binding upon it and enforceable in accordance with its terms;

(e)	The Corporation has all requisite corporate power and authority to carry on its business as now and proposed to be carried on and to own, lease and operate its material properties, business and assets, or the interests therein;

(f)	The Corporation is not a party to any actions, suits or proceedings which could have a material adverse effect on the assets, liabilities, financial condition, business, capital or prospects of the Corporation and, to the best of the Corporation’s knowledge, no such actions, suits or proceedings are pending or threatened;

(g)	In the event there is no effective registration statement, the Corporation will have an opinion on file with the Transfer Agent at all times to cover the resale of shares; and

(h)	Registration Statement - The Corporation will use commercially reasonable efforts to file a Registration Statement with respect to the Underlying Securities within six (6) months from the date hereof.

12.	Acknowledgment and Waiver

The Purchaser, on its own behalf and/or on behalf of others for whom the Purchaser is contracting hereunder, has acknowledged that the decision to purchase the Purchased Securities was made solely on the basis of publicly available information. Accordingly, the decision to acquire the Purchased Securities has also been made on the basis of currently available public information.

13.	Survival

This Subscription Agreement, including without limitation the representations, warranties and covenants contained herein, shall survive and continue in full force and effect and be binding upon the Corporation and the undersigned for a period of three (3) years from the Closing Date notwithstanding the completion of the purchase of the Purchased Securities.

14.	Governing Law

This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. The Purchaser, on its own behalf and (if applicable) on behalf of others for whom the Purchaser is contracting hereunder, hereby irrevocably attorn to the jurisdiction of the courts of the State of Delaware with respect to any matters arising out of this agreement.

15.	Costs

All costs and expenses incurred by the Purchaser (including any fees and disbursements of any counsel retained by the Purchaser) relating to its purchase of the Purchased Securities shall be borne by the Purchaser.

16.	Assignment

This Subscription Agreement is not transferable or assignable, in whole or in part, by the Purchaser or (if applicable) by others on whose behalf the Purchaser is contracting hereunder.

17.	Entire Agreement and Headings

This Subscription Agreement (including the schedules hereto), contains the entire agreement of the parties hereto relating to the subject matter hereof and there are no representations, covenants or other agreements relating to the subject matter hereof except as stated or referred to herein. This agreement may only be amended or modified in any respect by written instrument only. The headings contained herein are for convenience only and shall not affect the meanings or interpretation hereof.

18.	Language

The parties hereto confirm their express wish that this agreement and all documents and agreements directly or indirectly relating thereto be drawn up in the English language

19.	Time of Essence

Time shall be of the essence of this Subscription Agreement.

20.	Currency

Unless otherwise specified, all dollar amounts referred to in this Subscription Agreement are in United States Dollars.

21.	Counterparts and Facsimile Deliveries

This Subscription Agreement may be executed in one or more counterparts, each of which counterparts when executed shall constitute an original and all of which counterparts so executed shall constitute one and the same instrument. The Corporation shall be entitled to rely on delivery of a facsimile copy of this Subscription Agreement, including the completed schedules attached hereto, and acceptance by the Corporation of any such facsimile copy shall be legally effective to create a valid and binding agreement between the parties hereto in accordance with the terms hereof.

22.	Consent to Collection and Use of Personal Information

The Purchaser acknowledges that this subscription agreement requires the Purchaser to provide certain personal information to the Corporation (“ Personal Information ”). Such information is being collected by the Corporation for the purposes of completing the proposed issuance of the Units, which includes, without limitation, determining the Purchaser’s eligibility to purchase the Units under applicable securities laws, preparing and registering certificates representing the Underlying Securities and completing filings required by the securities commissions, and/or other securities regulatory authorities. The Purchaser agrees that the Purchaser’s Personal Information may be disclosed by the Corporation to: (a) securities commissions and/or other securities regulatory authorities, (b) the Corporation’s registrar and transfer agent, and (c) any of the other parties involved in this subscription, including legal counsel, and may be included in record books in connection with this subscription. In the case of such information is being collected indirectly by them for the purpose of the administration and enforcement of the applicable securities laws and the Purchaser authorizes the indirect collection of such information by them.

23.	Risk Factors

Purchase of Debentures pursuant to this Offering should only be made after consulting with independent and qualified sources of investment and tax advice. Investment in the Debentures at this time is speculative due to the stage of the Corporation’s development. An investment in Debentures is appropriate only for Subscribers who are prepared to invest money for three (3) years and who have the capacity to absorb a loss of some or all of their investment. Subscribers must rely on management of the Corporation. Any investment in the Corporation at this stage involves a high degree of risk. The following additional risk factors are inherent in an investment in the Debentures:

1.	Redemptions: There can be no assurance that if additional funding is required by the Corporation to redeem any or all of the Debentures on maturity, that such financing will be available on terms satisfactory to the Corporation, or at all. If the Corporation does not have sufficient funds on hand to redeem any or all of the Debentures and its assets do not mature or cannot be sold quickly enough, it will not be able to redeem any or all of the Debentures on maturity.

2.	Debentures have no security: The Debentures offered pursuant to this Offering are unsecured obligations and will rank pari passu among themselves and subordinate to all secured obligations of the Corporation.

3.	Tax Consequences: The tax consequences associated with an investment in the Debentures may be subject to changes in federal and state tax laws. There can be no assurance that the tax laws will not be changed in a manner that will adversely affect tax consequences to Subscribers holding or disposing of the Debentures.

4.	No Right to Vote: Debenture holders will have no right to vote on matters relating to the Corporation. Exclusive authority and responsibility for managing the Corporation rests with management of the Corporation and those persons, consultants and advisors retained by management on behalf of the Corporation. Accordingly, Subscribers should appreciate that they will be relying on the good faith, experience, expertise and ability of the directors and officers of the Corporation and other parties for the success of the business of the Corporation.

5.	Systemic Risk: Credit risk may arise through a default by one of several large institutions that are dependent on one another to meet their liquidity or operational needs, so that a default by one institution causes a series of defaults by the other institutions. This is sometimes referred to as a "systemic risk" and may adversely affect financial intermediaries, such as clearing agencies, clearing houses, banks, securities firms and exchanges, with which the Corporation and/or the other parties that may have impact on the Debentures interact on a daily basis.

6.	Limited History: The Corporation has limited operational history. Accordingly, there is limited information available to a Subscriber upon which to base an evaluation of the Corporation and its business and prospects. The Corporation is in the early stages of its business and therefore is subject to the risks associated with early-stage companies, including uncertainty of revenues, markets and profitability, the need to raise additional funding, the evolving and unpredictable nature of the Corporation’s business and the ability to identify, attract and retain qualified personnel. There can be no assurance that the Corporation will be successful in doing what it is required to do to overcome these risks. No assurance can be given that the Corporation’s business activities will be successful.

7.	Illiquid Investment: An investment in the Debenture of the Corporation is an illiquid investment. There is currently no public market through which the Debenture of the Corporation may be resold.

8.	No Deposit Insurance: The Debentures are not insured against loss through the Canada Deposit Insurance Corporation, Federal Deposit Insurance Corporation or any other insurance company or program.

9.	No Independent Counsel: No independent counsel has been retained on behalf of the Subscribers; and no independent counsel has conducted any due diligence and reviewed the structure and the documentation of the Offering on their behalf to assess potential issues and risks for Debenture Holders.

10.	Competitive Industry: The regulated gaming industry in Italy and the U.S. in which the Corporation primarily operates is, and will continue to be, very competitive. There is no assurance that the Corporation will be able to continue to compete successfully or that the level of competition and pressure on pricing will not affect its margins.

11.	General Market Risk: The Corporation and its affiliates may be adversely affected by a general deterioration in economic conditions or a deterioration affecting specific industries, products or geographies: A recession or downturn in the economy or the deterioration in the economic conditions affecting specific industries, geographic locations and/or products could make it difficult for the Corporation and its affiliates to originate new business and maintain existing business.

12.	Liquidity Risk: If the Corporation requires new capital, it may need to raise additional funds. If it is unable to raise such capital, it would need to curtail its growth and its business, and its ability to service or redeem Debentures could be adversely impacted.

13.	In addition, a Subscriber should refer to the section entitled “Risk Factors” in the most recent Form 10-K filing of the Corporation and any amendments thereto which are available at www.sec.gov/archives/edgar/data.